Exhibit 99.1

For more information, contact:

Sarah Sweeny	Jessika Parry
Omnicell, Inc.	Next Step Communications
(727) 576-6311	(781) 326-1741
sarah.sweeny@omnicell.com	omnicell@nextstepcomms.com

Omnicell to Acquire Leading Pharmacy Provider Ateb, Inc.

•                  Strengthens Omnicell’s focus on improving medication adherence through continued innovation

•                  Elevates the pharmacist’s role in improving overall patient safety and outcomes

•                  Allows the pharmacist to take ownership of the medication synchronization process, which is the first step in creating an adherence pharmacy

Mountain View, Calif., November 29, 2016—Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions and adherence tools to healthcare systems and pharmacies, today announced that it has signed an agreement to acquire Ateb, Inc., together with its Canadian affiliate, Ateb Canada Ltd. With a demonstrated history of growth, Ateb is the industry’s leading provider of pharmacy-based patient care solutions and medication synchronization to independent and chain pharmacies. The shared portfolio supports the Omnicell mission of increasing patient access to medication adherence solutions to simplify management of chronic conditions, with the goal of improving outcomes.

When implementing an adherence pharmacy, pharmacists must lay the groundwork by synchronizing medication refills for patients, which requires a software platform. Medication synchronization involves the pharmacist coordinating the refill medications so patients can pick them up on a single day each month. This is a necessary precursor to additional adherence tools, and has historically been a barrier to adoption of multi-medication blister packaging. The incorporation of Ateb’s Time My Meds®, an integrated medication synchronization solution that improves pharmacy performance, provides the foundation for the appointment-based model of medication refill pickup and consultation. For pharmacies that are investing in adherence programs, synching medication refills is often the first step in scaling their programs and taking more ownership in patient care and outcomes.

The number of Americans affected by at least one chronic condition requiring medication therapy is expected to increase to 157 million by 2020.1 To help this growing patient population manage its conditions, outpatient pharmacists are investing in adherence solutions, including medication therapy management, medication synchronization, and adherence packaging. By combining Ateb’s expertise in medication synchronization with Omnicell’s adherence packaging, this partnership will enable outpatient pharmacists to more easily establish and scale their adherence programs, as patients look for additional support in managing their conditions.

1  Script Your Future, November 2011. http://www.scriptyourfuture.org/wp-content/themes/cons/m/release.pdf

“This acquisition demonstrates Omnicell’s commitment to supporting the growing shift in how patients receive services along the entire continuum of care, elevating the role of pharmacists in improving overall patient safety and outcomes,” said Rob Seim, president of Global Automation and Medication Adherence at Omnicell. “Ateb’s solutions are currently provided to over 15,000 pharmacies in the U.S. and Canada, and for a quarter of a century the company has been helping pharmacists—who are the most visible and accessible care providers in the community—fulfill their mission of serving patients.”

“As the leader in helping pharmacies develop synchronization programs that improve the health of their patients, we believe today’s announcement will help our customers continue to grow their adherence programs for the benefit of their patients,” shared Frank Sheppard, president and CEO of Ateb, Inc. “This integration creates a clear path between the various stages of successful adherence programs and is an instrumental step in making these offerings a more routine and expected component of outpatient care.”

Transaction Highlights

Omnicell will acquire Ateb, Inc. for approximately $41 million, subject to certain adjustments, in an all cash transaction. Omnicell expects the transaction to close during the fourth quarter of 2016, subject to the satisfaction of customary closing conditions.

Ateb, Inc. recorded approximately $27 million of (unaudited) revenue during the 12-month period ended September 30, 2016. Omnicell expects the transaction to be accretive immediately on a Non-GAAP basis.

To finance the transaction, Omnicell will use available cash on hand and proceeds from its senior secured credit facility. A presentation describing the transaction will be available in the “Investor Relations” section of Omnicell’s website at www.Omnicell.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the anticipated acquisition of Ateb, Inc. and its Canadian affiliate, Ateb Canada Ltd., and the timing and benefits thereof and the expected impact of the acquisition, including on the financial results of  Omnicell.  As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.  Risks include, without limitation, risks related to Omnicell’s ability to complete the acquisition on the proposed terms and schedule; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell’s shares could decline.  Other risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings, including by increasing patient access to medication adherence solutions through relationships with pharmacies, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, the potential of increasing competition, potential regulatory changes and the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements contained in this press release speak only as of the date on which they were made.  Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been inspired to create safer and more efficient ways to manage medications and supplies across all care settings. As a leader in medication and supply dispensing automation, central pharmacy automation, IV robotics, analytics software, and medication adherence and packaging systems, Omnicell is focused on improving care across the entire healthcare continuum—from the acute care hospital setting, to post-acute skilled nursing and long-term care facilities, to the patient’s home.

Over 4,000 customers worldwide use Omnicell® automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence and improve patient safety. The recent acquisition of Aesynt adds distinct capabilities, particularly in central pharmacy and IV robotics, creating the broadest medication management product portfolio in the industry.

The Omnicell SureMed® solution provides innovative medication adherence packaging to help reduce costly hospital readmissions. These medication adherence solutions are used by over 17,000 institutional and retail pharmacies in North America and the United Kingdom.  These pharmacies are served via Omnicell’s sales channels and our solutions enable them to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit www.omnicell.com.

About Ateb

Ateb is the trusted source for independent and chain pharmacies seeking measurable pharmacy-based patient care solutions that improve pharmacy performance and patient outcomes. Ateb’s patented technologies and robust analytics provide pharmacies with real proof of performance regarding patient care outcomes that generate new revenue streams. Ateb’s Patient Management

Access Portal is the nexus of Ateb’s entire portfolio of patient care solutions and the leading driver of a pharmacy’s appointment-based model in the market today. By combining Ateb’s proprietary blend of pharmacy operational expertise, technology, analytics, and data integration, Ateb is driving healthy outcomes for patients, pharmacies, and payers.

For more information, please visit; www.ateb.com.

OMCL-G

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Editor’s Notes:

1.              All Omnicell news releases (financial, acquisitions, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, omnicell.com.

2.              Omnicell, the Omnicell logo design, and SureMed are registered trademarks of Omnicell, Inc.

3.              All other brand or product names may be trademarks or registered trademarks of their respective companies.